                                                                  EXHIBIT 99.2

                                     PART I
                              FINANCIAL INFORMATION


ITEM 1.         FINANCIAL STATEMENTS

                                   FOCAL, INC.
                            CONDENSED BALANCE SHEETS

                                                                     DECEMBER 31,             MARCH 31,
                                                                         2000                   2001
                                                                  -------------------    --------------------
                                                                                             (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                                          $   3,672,672           $   5,490,253
    Marketable securities                                                    201,318                 201,318
    Inventories                                                            1,982,020               1,511,104
    Accounts receivable and prepaid expenses                                 814,298                 837,730
                                                                  -------------------    --------------------
Total current assets                                                       6,670,308               8,040,405

Notes receivable from related parties                                        247,736                 173,430
Property, plant & equipment, net                                           2,118,626               2,020,199
                                                                  -------------------    --------------------
Total assets                                                           $   9,036,670           $  10,234,034
                                                                  ===================    ====================

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities                           $   2,939,535           $   2,186,916
    Current portion of deferred revenue                                      933,877                 882,936
    Current portion of capital lease obligations                             688,828                 600,483
                                                                  -------------------    --------------------
Total current liabilities                                                  4,562,240               3,670,335

    Capital lease obligations                                                650,528                 535,388
    Deferred revenue                                                       4,000,000               3,800,000
                                                                  -------------------    --------------------
Total long term liabilities                                                4,650,528               4,335,388

Stockholders' equity:
    Common stock                                                             149,357                 173,642
    Additional paid-in capital                                            95,366,165             100,343,521
    Notes receivable from related parties                                   (447,743)               (419,743)
    Accumulated other comprehensive income                                     1,319                   1,319
    Accumulated deficit                                                  (95,245,196)            (97,870,427)
                                                                  -------------------    --------------------
Total stockholders' equity                                                  (176,098)              2,228,311
                                                                  -------------------    --------------------
Total liabilities and stockholders' equity                             $   9,036,670           $  10,234,034
                                                                  ===================    ====================
SEE ACCOMPANYING NOTES.

                                   FOCAL, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                               Three months ended March 31,
                                                          2000              2000                 2001
                                                      As previously          As
                                                        reported          restated
Revenues:
    Collaborative R&D revenues                        $          -     $    200,000           $   249,005
    Product revenues                                       237,366          237,366               612,628
                                                      ------------     ------------           -----------
       Total revenues                                      237,366          437,366               861,633

Costs and Expenses:
    Cost of product revenues                               455,792          455,792               771,243
    Research & development                               3,166,252        3,166,252             1,369,234
    Sales, general & administrative                        864,067          864,067             1,445,792
                                                      ------------     ------------           -----------
       Total costs and expenses                          4,486,111        4,486,111             3,586,269

Insurance recovery                                         475,408          475,408                     -
Interest income (net)                                      131,498          131,498                99,405
                                                      ------------     ------------           -----------

Net loss before cumulative effect of change
     in accounting principle                          $ (3,641,839)    $ (3,441,839)          $(2,625,231)
                                                      ------------     ------------           -----------
Cumulative effect of change in accounting
     principle                                                   -       (5,600,000)                    -
                                                      ------------     ------------           -----------
Net loss                                              $ (3,641,839)    $ (9,041,839)          $(2,625,231)

AMOUNTS PER COMMON SHARE:
Loss before cumulative effect of change
     in accounting principle                          $      (0.26)    $      (0.24)          $     (0.15)
Cumulative effect of change in
     accounting principle                                        -            (0.40)                    -
                                                      ------------     ------------           -----------
Basic and diluted net loss per share                  $      (0.26)    $      (0.64)          $     (0.15)
                                                      ============     ============           ===========
Shares used in computing net loss per share             14,235,994       14,235,994            17,283,249
                                                      ============     ============           ===========

   SEE ACCOMPANYING NOTES.

                                   FOCAL, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                            THREE MONTHS ENDED MARCH 31,
                                                            -----------------------------------------------------------
                                                                   2000                2000                2001
                                                            -----------------------------------------------------------
                                                               As previously        As restated
                                                                 reported
OPERATING ACTIVITIES
Net loss                                                         $   (3,641,839)      $  (9,041,839)        $ (2,625,231)
Adjustments to reconcile net loss to
   net cash used in operating activities:
       Depreciation and amortization                                    256,240             256,240              267,068
       Amortization of deferred compensation                             80,190              80,190                    -
       Cumulative effect of change in accounting principle                    -           5,400,000                    -
       Non-cash transactions                                              8,475               8,475                    -
       Interest income accrued on notes receivable
           from related parties                                         (11,781)            (11,781)                (518)
       Increase (decrease) in operating assets and
           liabilities:
           Accounts receivable and prepaid expenses                    (192,168)           (192,168)             (23,432)
           Inventories                                                 (370,217)           (370,217)             470,916
           Accounts payable and accrued liabilities                      (4,876)             (4,876)            (752,619)
           Deferred revenue                                                   -                   -             (250,941)
           Other assets                                                    (126)               (126)                   -
           Notes receivable                                               6,049               6,049              102,823
                                                            -------------------------------------------------------------
Net cash used in operating activities                                (3,870,053)         (3,870,053)          (2,811,934)

INVESTING ACTIVITIES
Sale of marketable securities                                         6,893,568           6,893,568                    -
Purchase of marketable securities                                    (3,757,999)         (3,757,999)                   -
Purchase of property and equipment                                      (87,445)            (87,445)            (168,641)
                                                            -------------------------------------------------------------
Net cash provided by (used in) investing activities                   3,048,124           3,048,124             (168,641)

FINANCING ACTIVITIES
Proceeds from equity financing,
     net of issuance costs                                                    -                   -            5,000,000
Proceeds from exercise of stock options                                  19,454              19,454                1,641
Proceeds from issuance of common stock
     under the employee stock purchase plan                                   -                   -                    -
Principal payments on notes receivable                                  129,042             129,042                    -
Proceeds from lease financing                                            79,086              79,086                    -
Principal payments on capital lease obligations                        (284,734)           (284,734)            (203,485)
                                                            -------------------------------------------------------------
Net cash provided by (used in) financing activities                     (57,152)            (57,152)           4,798,156

Net increase (decrease) in cash and cash equivalents                   (879,081)           (879,081)           1,817,581

Cash and cash equivalents at
     beginning of the period                                          8,746,897           8,746,897            3,672,672
                                                            -------------------------------------------------------------
Cash and cash equivalents at
     end of the period                                           $    7,867,816       $   7,867,816         $  5,490,253
                                                            =============================================================

SEE ACCOMPANYING NOTES.

                                   FOCAL, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                                   (UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION

Focal, Inc. develops, manufactures and commercializes synthetic, absorbable, liquid surgical sealants, based on its proprietary polymer technology. The Company's family of surgical sealant products is being developed for use inside the body to seal leaks resulting from lung, neurological, cardiovascular and gastrointestinal surgery.

The accompanying unaudited, condensed financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q. Accordingly, the financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the accompanying financial statements include all adjustments, including normal recurring accruals, considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Certain reclassifications have been made to conform to the 2001 presentation.

The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the entire fiscal year ended December 31, 2001. These financial statements should be reviewed in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000.

NOTE 2.  NEW ACCOUNTING PRONOUNCEMENTS

Effective in the fourth quarter of 2000, Focal changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS." Previously, Focal had recognized revenue relating to non-refundable, up-front, license and milestone payments and certain research funding payments from its strategic partners in accordance with the contract. Under the new accounting method adopted retroactively to January 1, 2000, Focal now recognizes revenue from non-refundable, up-front, license and milestone payments not specifically tied to a separate earnings process, ratably over the term of the research contract or the distribution arrangement. When payments are specifically tied to a separate earnings process and when considered appropriate, revenue is recognized when earned. In addition, when appropriate, Focal recognized revenue from certain research payments based upon the level of research services performed during the research contract or over the term of the agreement. Payments received in advance of research performed are designated as deferred revenue. The cumulative effect of the change in accounting principle resulted in a charge to income of $5.6 million, which is included in the loss for the year ended December 31, 2000. The amount of revenue to be recognized in future years that is included in the cumulative effect of the change in accounting principle is $800,000 for each of the next six years. In December 2000, the Company recorded a charge of $5.6 million to deferred revenues in connection with the adoption of SAB 101 and contractual arrangements with Ethicon. The Company amortizes these deferred revenues ratably over the life of the arrangement, at a rate of $200,000 per quarter. Effective July 5, 2001, the Company will recognize $4.4 million, the remaining deferred revenue balance, as a result of terminating its contractual relationship with Ethicon. (See Note 8.)

In the first quarter of 2001, the Company adopted FAS 133, "Accounting for Derivative Investments and Hedging Activities", which did not have a material impact on the Company's financial position or results of operations.

NOTE 3.  NET LOSS PER SHARE

Basic and diluted net loss per share is computed using the weighted average number of shares of common stock outstanding during the period. The effect of stock options and warrants are excluded in the diluted calculation, as their effect is antidilutive.

NOTE 4. REVENUE RECOGNITION FOR PRODUCT SALES

Product revenues are recognized only when the contract is signed, the product has been shipped and all obligations have been delivered to the customer, the fee is fixed and determinable, and collection is probable. Product revenues recorded during the three months ended March 31, 2001 are attributable to sales of FocalSeal(R)-L lung sealant, applicator kits and light sources to Genzyme Biosurgery; a division of Genzyme Corporation, and AdvaSeal-L to Ethicon, Inc., a Johnson & Johnson Company. North American sales to Genzyme Biosurgery represented 77% of total product revenues, while international sales to Ethicon represented 23% of total product revenues.

NOTE 5.  INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market using estimated standard costs. At December 31, 2000 and March 31, 2001, inventories consisted of the following:

                                          December 31,             March 31,
                                             2000                     2001
                                       ---------------------------------------
Purchased parts and subassemblies          $ 1,443,572            $ 1,188,472
Work in process                                321,006                208,688
Finished goods                                 217,442                113,944
                                       ---------------------------------------
                                            $ 1,982,020           $ 1,511,104
                                       =======================================


NOTE 6.  COMPREHENSIVE LOSS

The components of comprehensive loss for the three months ended March 31, 2000 and 2001 are as follows:

                                                                    Three months ended March 31,
                                                             2000                2000               2001
                                                      ---------------------------------------------------
                                                       As reported         As restated
Net loss                                              $ (3,641,839)       $ (9,041,839)     $ (2,625,231)

Other comprehensive income:
Change in unrealized gain
         on marketable securities                              338                 338               --
                                                      ---------------------------------------------------
Comprehensive loss                                    $ (3,641,501)       $ (9,041,501)     $ (2,625,231)
                                                      ===================================================

NOTE 7. EQUITY FINANCING

On January 3, 2001, the Company issued and sold to Genzyme 2,427,184 shares of common stock, $0.01 par value per share, at a purchase price of $2.06 per share for aggregate gross proceeds of $5.0 million. The shares were sold to Genzyme pursuant to the terms of the Stock Purchase Agreement (the "Stock Purchase Agreement"), executed by the parties in October 1999 in connection with a Distribution and Marketing Collaboration Agreement (the "Distribution Agreement") also entered into by the parties in October 1999 relating to North American distribution of certain Focal products. See Note 8 for a discussion of certain modifications to the Stock Purchase Agreement.

NOTE 8. SUBSEQUENT EVENTS

On April 5, 2001, the Company notified Ethicon that it was terminating the Distribution, License and Supply Agreement with Ethicon (the "Ethicon Agreement"), such termination to be effective ninety days after such notice (July 5, 2001). Under the terms of the Ethicon Agreement, the Company had the right to terminate the Ethicon Agreement on 90 days' prior written notice if Ethicon failed to meet the applicable purchase minimums set forth in the agreement on or before April 5, 2001, either by purchasing products or by making a payment to the Company. Because Ethicon failed to do so, the Company exercised its rights to terminate the agreement.

On April 25, 2001, the Company entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Genzyme Corporation, and Sammy Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Genzyme (the "Merger Sub"), pursuant to which the Company agreed to be acquired by Genzyme. Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company to survive the Merger as a wholly-owned subsidiary of Genzyme, and each outstanding share of the Company's Common Stock will be converted into the right to receive
0.1545 shares (the "Exchange Ratio") of Genzyme Biosurgery Division Common Stock, $0.01 par value, a series of Genzyme's common stock designed to reflect the value and track the performance of its Genzyme Biosurgery Division. In addition, each outstanding option and warrant to purchase the Company's Common Stock will be converted into an option or warrant to purchase the number of shares of Genzyme Biosurgery Division Common Stock equal to the number of shares of the Company's Common Stock subject to such option or warrant multiplied by the Exchange Ratio, and the associated exercise price will be adjusted accordingly. Genzyme currently owns approximately 22.2% of the Company's Common Stock.

The Merger is expected to close in the second or third quarter of 2001, and is subject to approval by the Company's stockholders and satisfaction of customary closing conditions. The Merger is structured as a taxable transaction and is expected to be accounted for as a purchase.

In a separate letter agreement (the "Letter Agreement"), dated April 25, 2001, Genzyme and the Company also agreed to certain additional terms related to the Merger. These terms include modifications to the Company's option to issue up to $5 million of shares of the Company's Common Stock to Genzyme under their existing Stock Purchase Agreement. As modified, the per share purchase price for the option would be fixed at $0.70 per share or, if the Company's Common Stock ceases to be listed on the Nasdaq National Market prior to the purchase date, $0.40 per share. However, if the Merger Agreement is terminated prior to June 15, 2001, the purchase price will be the average closing price of the Company's Common Stock (or, if not then listed, the fair market value as determined in good faith by the Board of Directors) for the five consecutive trading days immediately preceding the purchase date. Under the revised terms, the Company can exercise the option between June 15, 2001 and July 12, 2001. If the Company exercises this option and the applicable conditions to closing are met, the sale of the shares of the Company's Common Stock to Genzyme would occur in four installments on each of July 16, 2001, July 31, 2001, August 15, 2001 and August 31, 2001. Genzyme has also agreed to waive specified conditions to its obligation to purchase shares of the Company's Common Stock upon exercise of the option, including a requirement that the Company's shares of Common Stock be listed on the Nasdaq National Market (the "NNM").

The Nasdaq Stock Market ("Nasdaq") has informed the Company that, based upon the Company's Annual Report on Form 10-K, Nasdaq has determined that the Registrant no longer meets the net tangible asset requirement for continued listing on the NNM and that, therefore, Nasdaq is reviewing the Company's eligibility for continued listing on the NNM. The Company has submitted a plan for achieving compliance. Nasdaq has also informed the Company that the Company failed to meet the minimum bid requirement of $1.00 for 30 consecutive trading days. Nasdaq has indicated that the Company will be provided until July 18, 2001, to demonstrate compliance by trading at or above $1.00 for ten consecutive trading days. If the Company is unable to achieve compliance with the minimum bid price on or before July 18, 2001, Nasdaq has indicated that it will deliver written notification of its determination to delist the Company's Common Stock from the NNM. As a result of the foregoing, there can be no assurance that the Company's Common Stock will not be delisted from the NNM.